SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.

         Date of Report (Date of Earliest Event Reported): May 24, 2005
                                                           ------------



                             ARETE INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)



             Colorado                 33-16820-D               84-1508638
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    (State or other jurisdiction     (Commission           (I.R.S.  Employer
          of incorporation)          File Number)          Identification No.)


              7102 La Vista Place Suite 100, Niwot, Colorado 80503
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number including area code: (303) 652-3113
                                                           --------------

                 N/A (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)] [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)]

Section 8 Other Events

     Item 8.01 Other Events

     On May 24, 2005, the Company's subsidiary Colorado Oil and Gas, Inc. expanded its Board of Directors to five (5) members and appointed three new independent directors. Mr. John Herzog resigned from the Board of Directors. The Company's subsidiary also appointed three professionals as advisors to its Board of Directors. Also, on May 24, 2005 the Company acquired an additional 300,000 common shares of its subsidiary bringing its total ownership to 850,000 common shares out of 1,000,000 common shares outstanding for 85% of the total issued and outstanding. On June 8, 2005, the Company issued a press release concerning these appointments providing information on the appointees business and professional background and their roles in the Subsidiary. The referenced Press Release is attached hereto as Exhibit 99.1.

Section 9 Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

          (c) Exhibit 99.1 Press release dated June 8, 2005.



                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(a) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARETE INDUSTRIES, INC.

Date:    June 9, 2005                      By:   /s/ THOMAS P. RAABE
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                                           Thomas P. Raabe, President,
                                           Chief Executive Officer, and Acting
                                           Interim Chief Financial and
                                           Accounting Officer, and
                                           Chairman of the Board of Directors